THE PARKING REIT, INC.,
9130 West Post Road, Suite 200 Las Vegas, NV 89148

November 17, 2020
Dear Fellow Stockholders:

On behalf of the Board of Directors, or the Board, of The Parking REIT, Inc., a Maryland corporation, or the Company, I invite you to attend the 2020 Annual Meeting of Stockholders, or the Annual Meeting, of the Company. The Annual Meeting will be held on December 28, 2020, commencing at 9:00 a.m., Eastern Time. The Annual Meeting is currently scheduled to be held at the offices of Venable LLP, located at 750 E. Pratt Street, Suite 900, Baltimore, Maryland 21202. However, as part of our precautions regarding the coronavirus disease 2019 (COVID- 19), we are planning for the possibility that the Annual Meeting may be held solely by means of remote communication. If we take this step, we will announce the decision to do so in advance, and details on how to participate will be set forth in a press release issued by the Company and available at www.TheParkingREIT.com where you will also find information on how to attend the virtual meeting.

At the Annual Meeting, you will be asked to consider and vote upon:

•	the election of four nominees for director, with each to serve on the Board until the next annual meeting of stockholders and until his successor is duly elected and qualifies;

•	the ratification of the appointment of RBSM LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2020; and

•	such other matters as may properly come before the Annual Meeting and any postponement or adjournment thereof.

The Board has fixed the close of business on November 13, 2020 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any postponement or adjournment thereof. Record holders of shares of our common stock at the close of business on the record date are entitled to notice of and to vote at the Annual Meeting.

For further information regarding the matters to be considered and acted upon at the Annual Meeting, we urge you to carefully read the accompanying Proxy Statement. We make proxy materials available to our stockholders on the internet. You can access proxy materials at https://www.proxy-direct.com/tpr-31791. You also may authorize your proxy via the internet or by telephone by following the instructions on that website. In order to authorize your proxy via the internet or by telephone, you must have the stockholder identification number that appears on the materials sent to you. If you received a Notice of Internet Availability of Proxy Materials, you also may request a paper or an e-mail copy of our proxy materials and a paper proxy card by following the instructions included in the notice. If you attend the Annual Meeting, you may vote in person if you wish, even if you previously have submitted your proxy.

All stockholders are cordially invited to attend the Annual Meeting. In light of the COVID-19 pandemic, admission to the Annual Meeting will be by ticket only. Please follow the advance registration instructions set forth in the section of the Proxy Statement titled “Questions and Answers About the Annual Meeting —How Do I Attend the Annual Meeting?” beginning on page 2. If you do not provide an admission ticket, you will not be admitted to the Annual Meeting. In addition, all attendees will be required to comply with federal, state, and local government directives, including social distancing requirements and wearing face coverings. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting.

Whether or not you plan to attend, please authorize a proxy to vote your shares by one of the methods described in the accompanying Proxy Statement. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be authorized appropriately to ensure that all of your shares will be voted. You may revoke your proxy at any time prior to the Annual Meeting. If you attend the Annual

Meeting in person and vote by ballot, your proxy will be revoked automatically and only your vote in person at the Annual Meeting will be counted. Attendance alone is not sufficient to revoke a previously authorized proxy.

We encourage you to read the accompanying materials carefully and thank you in advance for your continued support.

Sincerely,
Michael V. Shustek
Chairman and Chief Executive Officer

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 28, 2020 THIS PROXY STATEMENT AND OUR 2020 ANNUAL REPORT TO STOCKHOLDERS ARE AVAILABLE AT https://www.proxy-direct.com/tpr-31791.
The accompanying notice, Proxy Statement and form of proxy are first being mailed or otherwise distributed to our stockholders on or about November 17, 2020.

THE PARKING REIT, INC.,
NOTICE OF 2020 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON DECEMBER 28, 2020 TO THE STOCKHOLDERS OF THE PARKING REIT, INC.:

NOTICE IS HEREBY GIVEN that the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of The Parking REIT, Inc., a Maryland corporation (the “Company”), will be held on December 28, 2020, at 9:00 a.m., Eastern Time, at the offices of Venable LLP, located at 750 E. Pratt Street, Suite 900, Baltimore, Maryland 21202, for the following purposes, as more fully described in the Proxy Statement accompanying this notice:

1.
To consider and vote upon the election of four nominees for director, with each to serve on the Board of Directors of the Company (the “Board of Directors”) until the next annual meeting of stockholders and until his successor is duly elected and qualifies;

2.	To consider and vote upon the ratification of the appointment of RBSM LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2020; and
3.	To transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

While the Annual Meeting is currently scheduled to be held at the offices of Venable LLP, located at 750 E. Pratt Street, Suite 900, Baltimore, Maryland 21202, the Company is taking precautions regarding the coronavirus disease 2019 (COVID-19) and planning for the possibility that the Annual Meeting may be held solely by means of remote communication. If the Company takes this step, it will announce the decision to do so in advance, and details on how to participate will be set forth in a press release issued by the Company and available at www.TheParkingREIT.com where you will also find information on how to attend the virtual meeting.

The Board of Directors has fixed the close of business on November 13, 2020, as the record date for the determination of the common stockholders entitled to notice of, and to vote at, the Annual Meeting and any postponement or adjournment thereof. Only those common stockholders of record of the Company as of the close of business on the record date will be entitled to vote at the Annual Meeting or any postponement or adjournment thereof.

By Order of the Board of Directors,
Michael V. Shustek
Chairman, Chief Executive Officer and Secretary

November 17, 2020

THE PARKING REIT, INC.,
9130 West Post Road, Suite 200 Las Vegas, NV 89148
(702) 534-5577

PROXY STATEMENT FOR
2020 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 28, 2020

The accompanying proxy is solicited on behalf of the Board of Directors (the “Board” or “Board of Directors”) of The Parking REIT, Inc., a Maryland corporation (the “Company”), for exercise at our 2020 Annual Meeting of Stockholders (the “meeting” or “Annual Meeting”) to be held on December 28, 2020 at 9:00 a.m., Eastern Time, at the offices of Venable LLP, located at 750 E. Pratt Street, Suite 900, Baltimore, Maryland 21202, or at any postponement or adjournment thereof, for the purposes set forth herein and in the accompanying Notice of 2020 Annual Meeting of Stockholders. In this Proxy Statement, unless the context requires otherwise, “we,” “us,” or “our” refer to the Company.

Please authorize a proxy to vote your shares of common stock by one of the methods described in this Proxy Statement. This Proxy Statement, the accompanying proxy card and other proxy material are first being made available to you on or about November 17, 2020.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2020 ANNUAL MEETING OF STOCKHOLDERS

We are furnishing our proxy materials to our common stockholders over the Internet in accordance with the Securities and Exchange Commission (“SEC”) rules. The proxy materials include the Notice of 2020 Annual Meeting of Stockholders, this Proxy Statement, the accompanying proxy card and the Company's Annual Report on Form 10-K for the year ended December 31, 2019. The proxy materials will be available on the Internet at ttps://www.proxy-direct.com/tpr-31791 (common stockholders will need to enter their control number reflected on the notice regarding the internet availability of proxy materials that they receive). Common stockholders will not receive printed copies of the proxy materials unless they request written copies of such materials. A Notice of Internet Availability of Proxy Materials (the “Notice”) is being mailed to each of our common stockholders of record as of the close of business on the Record Date (as defined below) with instructions on how to access and review the proxy materials on the Internet, how to authorize a proxy through the Internet, by telephone or through the mail as well as how to request printed copies of the proxy materials.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

We are providing you with this Proxy Statement, which contains information about the proposals to be considered and voted upon at our Annual Meeting. To make this information easier to understand, we have presented some of the information below in a question and answer format. These questions and answers may not address all questions that may be important to you as a stockholder of the Company. Please refer to the more detailed information contained elsewhere in this Proxy Statement. See also, “Where Can I Find More Information About the Company?”

Q. When and where is the Annual Meeting?

A. The Annual Meeting is currently scheduled to be held on December 28, 2020 at 9:00 a.m., Eastern Time, at the offices of Venable LLP, located at 750 E. Pratt Street, Suite 900, Baltimore, Maryland 21202. However, as part of our precautions regarding the coronavirus disease 2019 (COVID-19), we are planning for the possibility that the Annual Meeting may be held solely by means of remote communication. If we take this step, we will announce the decision to do so in advance, and details on how to participate will be set forth in a press release issued by the Company and available at www.TheParkingREIT.com where you will also find information on how to attend the virtual meeting.

Q. How do I attend the Annual Meeting?

A. If you plan to attend the Annual Meeting, you must register in advance by no later than December 10, 2020 and follow these instructions to gain admission. Attendance at the Annual Meeting is limited to stockholders as of the close of business on the Record Date or their authorized proxy holders or representatives. Cameras, sound or video recording equipment, cellular telephones, smartphones or other similar equipment, and electronic devices will not be allowed in the meeting room. To gain admission to an in-person Annual Meeting, you must present an admission ticket and valid, government-issued picture identification, such as a driver’s license or passport.

If you are a stockholder of record as of the close of business on the Record Date and intend to attend the meeting or appoint another individual as a proxy holder or authorized named representative to attend the Annual Meeting on your behalf, or you are a beneficial owner as of the close of business on the Record Date, you must send a written request for an admission ticket by regular mail to our Corporate Secretary at The Parking REIT, Inc., 9130 W. Post Road, Suite 200, Las Vegas, Nevada 89148, by fax to (702) 534-5578 and by email to IRProxy@TheParkingREIT.com. Each stockholder may appoint only one proxy holder or authorized representative to attend the meeting on his, her or its behalf. Requests for record holders to attend the Annual Meeting or for authorized proxy holders or named representatives to attend the Annual Meeting must be received by no later than December 10, 2020. Please include the following information when submitting your request: (i) your name and complete mailing address; (ii) proof that you are the record owner of your shares of common stock of the Company as of the close of business on the Record Date or, if you are a beneficial owner, a brokerage statement reflecting your ownership of shares of common stock as of the close of business on the Record Date; (iii) a signed authorization appointing such individual to be your authorized named representative at the Annual Meeting, which includes the individual’s name, mailing address, telephone number and email address, and a description of the extent of his or her authority; and (iv) a legal proxy if you intend such representative to vote your shares of common stock of the Company at the Annual Meeting.

We reserve the right to deny entry to the Annual Meeting if the above conditions are not satisfied.

ALL ATTENDEES WILL BE REQUIRED TO COMPLY WITH FEDERAL, STATE, AND LOCAL GOVERNMENT DIRECTIVES, INCLUDING SOCIAL DISTANCING REQUIREMENTS AND WEARING FACE COVERINGS, AS WELL AS ANY REQUIREMENTS SET FORTH BY THE PROPERTY MANAGER OF THE BUILDING WHERE WE ARE HOLDING THE ANNUAL MEETING. ANYONE WHO HAS TESTED POSITIVE FOR COVID-19, EXHIBITS CENTERS FOR DISEASE CONTROL-DEFINED SYMPTOMS, HAS KNOWINGLY BEEN EXPOSED TO COVID-19, HAS TRAVELLED INTERNATIONALLY OR HAS BEEN ADVISED BY A MEDICAL PROFESSIONAL OR HEALTH AGENCY TO SELF-ISOLATE OR QUARANTINE ON OR AFTER DECEMBER 2, 2020 MAY NOT ATTEND THE ANNUAL MEETING IN PERSON.

Q. How do I vote or authorize a proxy to vote my shares at the Annual Meeting?

A.	You may authorize a proxy to vote your shares in the following manner:

•	Authorize a Proxy by Mail - Stockholders may authorize a proxy by completing the accompanying proxy card and mailing it in the accompanying self-addressed postage-paid return envelope.

•	Authorize a Proxy by Telephone - Stockholders may authorize a proxy by calling 1-800-337-3503 and following the instructions provided.

•	Authorize a Proxy by Internet - Stockholders may authorize a proxy by completing the electronic proxy card at www.proxy-direct.com.

In addition, you may vote in person at the Annual Meeting. Stockholders of record as of the close of business on the Record Date may vote in person at the Annual Meeting. Written ballots will be provided at the Annual Meeting. All stockholders must present a form of personal identification in order to be admitted to the Annual Meeting. NO CAMERAS, RECORDING EQUIPMENT, ELECTRONIC DEVICES, LARGE BAGS, BRIEFCASES OR PACKAGES WILL BE PERMITTED AT THE ANNUAL MEETING.

If your shares are held by a bank, broker or other nominee (that is, in “street name”), you are considered the beneficial owner of your shares and you should refer to the instructions provided by your bank, broker or other nominee regarding how to vote. In addition, because a beneficial owner is not the stockholder of record, you may not vote shares held by a bank, broker or nominee in street name in person at the Annual Meeting unless you obtain a “legal proxy” from the bank, broker or nominee that holds your shares, giving you the right to vote the shares at the Annual Meeting. Obtaining a legal proxy may take several days.

Q. Why did you send me this Proxy Statement?

A. We sent you this Proxy Statement and the proxy card on behalf of the Board, which is soliciting a proxy from you to vote your shares at the Annual Meeting. This Proxy Statement contains information we are required to provide to you and is designed to assist you in voting your shares.

Q. Will my vote make a difference?

A. Yes. Your vote is needed to ensure that the proposals can be acted upon. YOUR VOTE IS VERY IMPORTANT! Your immediate response will help avoid potential delays and may save the Company significant additional expenses associated with soliciting stockholder votes. We encourage you to participate in the governance of the Company.

Q. Who is entitled to vote?

A. All holders of common stock of record as of the close of business on November 13, 2020, the record date fixed by the Board for determining the holders of record of our common stock entitled to notice of, and to vote at, the Annual Meeting (the “Record Date”) are entitled to vote at the Annual Meeting. The holders of the outstanding shares of Series A Convertible Redeemable Preferred Stock and Series 1 Convertible Redeemable Preferred Stock of the Company are not entitled to vote at the Annual Meeting.

Q. How many votes do I have?

A. Each of the outstanding shares of our common stock, as of the close of business on the Record Date, is entitled to one vote for as many individuals as there are directors to be elected at the Annual Meeting and one vote on each of the other matters to be considered and voted upon at the Annual Meeting. On the Record Date, there were 7,327,696 shares of common stock issued and outstanding and entitled to vote at the Annual Meeting. Votes may not be cumulated in the election of directors.

Q. What am I voting on?

A.	At the Annual Meeting, we will be asking you to consider and vote upon the following:

•	The election of four nominees for director, with each to serve on the Board until the next annual meeting of stockholders and until his successor is duly elected and qualifies (“Proposal No. 1”).

•	The ratification of the appointment of RBSM LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2020 (“Proposal No. 2”).

•	Such other business as may properly come before the meeting or any postponement or adjournment thereof.

Q. What is the required vote for approval of each proposal?

A. Each proposal requires the following vote in order to be approved:

Proposal No. 1: Under our current charter and bylaws, and consistent with the requirements of the North American Securities Administrators Association's Statement of Policy Regarding Real Estate Investment Trusts, as revised and adopted on May 7, 2007 (the “NASAA REIT Guidelines”), the affirmative vote of the holders of a majority of the shares of our common stock entitled to vote who are present in person or by proxy at the Annual Meeting is required to elect each of the nominees named in this proxy statement as a director. As a result, abstentions and broker non- votes, if any, will have the effect of votes AGAINST each of the nominees in Proposal No. 1.

Proposal No. 2: The affirmative vote of a majority of the votes cast by common stockholders present in person or by proxy at the meeting is required to approve this proposal. For purposes of this vote, abstentions will not be counted as votes cast and will have no effect on the result of the vote for this proposal. Broker non-votes will not arise in connection with this proposal because brokers may vote in their discretion on behalf of clients who have not furnished voting instructions.

Q. What is a broker non-vote?

A. A broker non-vote occurs when a broker holding stock on behalf of a beneficial owner submits a signed proxy but does not vote on a non-routine proposal because the broker does not have discretionary voting authority with respect to that item and has not received instructions from the beneficial owner. If your shares are held in the name of a brokerage firm or other nominee, the brokerage firm or nominee has discretionary voting authority to vote your shares for the ratification of the appointment of RBSM LLP as our registered independent public accounting firm for the year ending December 31, 2020 (Proposal No. 2), because this matter is considered “routine” under the applicable rules. The election of directors (Proposal No. 1) is not considered “routine” and therefore shares held in street name may not be voted by your broker without instructions.

Q. What are our Board's recommendations?

A. The Board recommends a vote:

“FOR” each of the four director nominees set forth in Proposal No. 1.

“FOR” the ratification of the appointment of RBSM LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020 under Proposal No. 2.

Q. What constitutes a quorum?

A.
In order for us to conduct the Annual Meeting, we must have a quorum, which means that stockholders entitled to cast at least 50% of all the votes entitled to be cast on any matter at the Annual Meeting must be present in person or by proxy at the Annual Meeting. Your shares will be counted as present at the Annual Meeting if you:

•	authorize a proxy via the Internet;

•	authorize a proxy via telephone;

•	properly submit a proxy card (even if you do not provide voting instructions); or

•	attend the Annual Meeting and vote in person.

Abstentions and broker non-votes, if any, will be treated as votes present for purposes of determining the presence of a quorum.

Q. What if other matters come up at the Annual Meeting?

A. We are not currently aware of any other matter to be presented at the Annual Meeting other than those described in this Proxy Statement. If any other matter not described in the Proxy Statement is properly presented at the Annual Meeting, any proxies received by us will be voted in the discretion of the proxy holders.

Q. Who will solicit and pay the cost of soliciting proxies for the Annual Meeting?

A. We will bear all expenses incurred in connection with the solicitation of proxies. Our directors and officers may solicit proxies by mail, personal contact, letter, telephone, telegram, facsimile or other electronic means. They will not receive any additional compensation for those activities, but they may be reimbursed for their out-of-pocket expenses. The Company has also engaged Georgeson, Inc. to assist it in the solicitation of proxies. The Company has agreed to pay Georgeson, Inc. an initial fee of $8,500, and will reimburse it for its reasonable expenses, for its services to solicit proxies.

Q. May I revoke my proxy or change my vote?

A.	Yes. You may revoke your proxy or change your vote at any time before your proxy is exercised at the Annual Meeting. If you are a holder of record, you can do this in any of the three following ways:

•	by sending a written notice to the Secretary of the Company in time to be received before the Annual Meeting, stating that you would like to revoke your proxy;

•
by completing, signing and dating another proxy card and returning it by mail in time to be received before the Annual Meeting, or by authorizing a later dated proxy by the Internet or telephone, in which case your later-authorized proxy will be recorded, and your earlier proxy revoked; or

•	by attending the Annual Meeting and voting in person. Simply attending the Annual Meeting without voting will not revoke your proxy or change your vote.

If your shares of common stock are held in an account at a broker or other nominee and you desire to change your vote or vote in person, you should contact your broker or other nominee for instructions on how to do so. You will also need a legal proxy as described above, as well as an admission ticket from the Company, in order to attend the Annual Meeting in person.

Q. Who can help answer my questions?

A. If you have any questions about the Annual Meeting or how to authorize your proxy, or need additional copies of this Proxy Statement, the enclosed proxy card or voting instructions, you should contact:

Georgeson, LLC
1290 Avenue of Americas, 9th Floor New York, NY 10104
All stockholders Call Toll-Free: 1-866-431-2105

Q. Where can I find more information about the Company?

A. We file annual, quarterly and current reports and other information with the SEC. You may read and copy any reports or other information we file with the SEC on the web site maintained by the SEC at http://www.sec.gov. Our SEC filings are also available to the public at the SEC's Public Reference Room located at 100 F Street, N.E., Washington, DC 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 or 1-202-551-7900 for further information regarding the public reference facilities.

PROPOSAL NO. 1 – ELECTION OF DIRECTORS

General

Our Board currently consists of five directors. However, Nicholas Nilsen, one of our current directors, will not be standing for re-election at the Annual Meeting. The Board has determined that, concurrently with the conclusion of Mr. Nilsen’s term, the size of the Board shall be decreased to four. Thus, stockholders will be voting on the election of four nominees to serve as directors at the Annual Meeting.

Based on the recommendation of the Nominating Committee of the Board of Directors, the Board of Directors nominated the four directors listed below for election to the Board of Directors at the Annual Meeting. All of the nominees are willing to serve as directors but, if any of them should decline or be unable to act as a director, the individuals designated in the proxy card as proxies will exercise the discretionary authority provided to vote for the election of a substitute nominee selected by our Nominating Committee or our Board of Directors, unless the Board of Directors alternatively acts to reduce the size of the Board of Directors or maintain a vacancy on the Board of Directors in accordance with our bylaws. The Board of Directors has no reason to believe that any nominee listed below will be unable or unwilling to serve.

Each of the nominees meets the qualifications for directors as set forth in the Company's charter and bylaws. Each of the Company's nominees for director elected at the Annual Meeting will serve until the next annual meeting of stockholders following his election and until his successor is duly elected and qualifies or until his resignation, retirement or removal. We believe that all of the nominees possess the professional and personal qualifications necessary for Board service, and have highlighted particularity noteworthy attributes for each nominee in the individual biographies below.

Recommendation of the Board of Directors

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR EACH OF THE NOMINEES FOR DIRECTOR, WITH EACH TO SERVE UNTIL THE NEXT ANNUAL MEETING OF STOCKHOLDERS AND UNTIL HIS OR HER SUCCESSOR IS DULY ELECTED AND QUALIFIES.

The following table sets forth certain information with respect to each of the persons who are nominated to serve as directors of the Company.

Name	Age	Title
Michael V. Shustek	61	Chairman of the Board and Chief
Robert J. Aalberts	68	Executive Officer Independent Director
John E. Dawson	62	Lead Independent Director
Shawn Nelson	54	Independent Director
Directors of the Company

Michael V. Shustek has been Chief Executive Officer of the Company since its inception and currently serves as Chairman of the Board of Directors. Mr. Shustek also served as Chief Executive Officer and a director of MVP REIT, Inc., a Maryland corporation (“MVP I”), prior to the merger (the “Merger”) of MVP I with and into MVP Merger Sub, LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Company. Mr. Shustek has served as chairman of the board, Chief Executive Officer and a director of Vestin Group since April 1999 and a director and Chief Executive Officer of Vestin Realty Mortgage II, Inc., a Maryland corporation (“VRM II”), and Vestin Realty Mortgage I, Inc., a Maryland corporation (“VRM I”), since January 2006.

In 2003, Mr. Shustek became the Chief Executive Officer of Vestin Originations, Inc. In 1997, Mr. Shustek was involved in the initial founding of Nevada First Bank, with the largest initial capital base of any new state charter in Nevada’s history at that time.

Mr. Shustek received a Bachelor of Science degree in Finance at the University of Nevada, Las Vegas.

Mr. Shustek was selected to serve as a director because he is our Chief Executive Officer, has significant real estate experience and expansive knowledge of the real estate industry, and has relationships with chief executives and other senior management at numerous real estate companies. Based on the foregoing, the Board of Directors believes that Mr. Shustek will continue to bring a unique and valuable perspective to our Board of Directors.

John E. Dawson is one of our independent directors and, since April 13, 2019, has been our Lead Independent Director. He had also been a director of MVP I from the beginning of its operations until the date of the Merger. He was a director of Vestin Group from March 2000 to December 2005, was a director of VRM II from March 2007 until he resigned in November 2013 and was a director for VRM I from March 2007 until January 2008. Mr. Dawson has been a lawyer in private practice for over 30 years. Mr. Dawson received his Bachelor’s Degree in Accounting from Weber State University and his Juris Doctor from Brigham Young University. Mr. Dawson received his Masters of Law (L.L.M.) in Taxation from the University of San Diego in 1993. Mr. Dawson was admitted to the Nevada Bar in 1988 and the Utah Bar in 1989. Mr. Dawson was selected to serve as an independent director of the Company due to his legal background and significant experience in the real estate industry and his experience as a public company director.

Robert J. Aalberts served as an independent director of MVP I, and was a director of Vestin Group, Inc., from April 1999 to December 2005. He was a director for VRM I from January 2006 until he resigned in January 2008 and for VRM II from January 2006 until he resigned in November 2013. Most recently, Professor Aalberts was Clinical Professor of Business Law in the Smeal College of Business at Pennsylvania State University in University Park, PA from 2014 to June 2017. Prior to his position at Penn State, Professor Aalberts held the Ernst Lied Professor of Legal Studies professorship in the Lee College of Business at the University of Nevada, Las Vegas from 1991 to 2014. Before UNLV, Professor Aalberts was an Associate Professor of Business Law at Louisiana State University in Shreveport, LA from 1984 to 1991. From 1982 through 1984, he served as an attorney for the Gulf Oil Company in its New Orleans office, specializing in contract negotiations and mineral law. From 1992 to 2016, Professor Aalberts was the Editor-in-chief of the Real Estate Law Journal published by the Thomson-West Publishing Company. Professor Aalberts received his Juris Doctor degree from Loyola University in New Orleans, Louisiana, a Master of Arts from the University of Missouri, Columbia, and a Bachelor of Arts degree in Social Sciences and Geography from Bemidji State University in Minnesota. He was admitted to the State Bar of Louisiana in 1982 (currently inactive status). Mr. Aalberts was selected to serve as an independent director of the Company due to his significant experience in the real estate industry and his experience as a public company director.

Shawn Nelson is one of our independent directors. Mr. Nelson previously served as an independent director of MVP I. Effective January 7, 2019, Mr. Nelson became the Chief Assistant District Attorney of Orange County, California. Mr. Nelson had served as a member of the Orange County Board of Supervisors in Orange County, California, since June 2010, serving as chairman in 2013 and 2014. Mr. Nelson previously served on the board of the Southern California Regional Rail Authority (Metrolink) and was the former Chairman. He was also previously a director of the Orange County Transportation Authority having served as the chair in 2014 and is a director of the South Coast Air Quality Management District, Southern California Association of Governments, Transportation Corridor Agency, Foothill/Eastern, Southern California Water Committee, Orange County Council of Governments and Orange County Housing Authority Board of Commissioners. Mr. Nelson resigned from his positions on the board of the Southern California Regional Rail Authority and the Orange County Transportation Authority effective January 7, 2019. From 1994 to 2010, Mr. Nelson was the managing partner of the law firm of Rizio & Nelson. From 1992 to 1994, he was the Leasing Director/Project Manager of S&P Company. Prior to that, from 1989 to 1992 Mr. Nelson served as the Leasing Director/Acquisitions Analyst for IDM Corp and from 1988 to 1989 he served as a Construction Superintendent for Pulte Homes. Mr. Nelson has a Bachelor of Science degree in business with a certificate in real property development from the University of Southern California and a Juris Doctor Degree from Western State University College of Law. Mr. Nelson was selected to serve as an independent director of the Company due to his legal background and significant experience in the real estate industry and his experience as a director.

Board's Role in Risk Oversight

The Board provides supervision and oversight of our risk management processes. Management identifies and prioritizes material risks, and each prioritized risk is referred to a Board committee or the full Board for supervision and oversight. For example, financial risks are referred to the Audit Committee. The Board regularly reviews information regarding our properties, loans, operations, liquidity and capital resources. The Board informally reviews the risks associated with these items at each quarterly Board meeting and at other Board meetings as deemed appropriate.

Board Leadership Structure

The Board leadership structure is currently comprised of (1) a combined Chairman of the Board of Directors and Chief Executive Officer, (2) a Lead Independent Director, and (3) an independent Chair for each of our three standing Board committees described below. From time to time, the Nominating Committee and the entire Board of Directors review the Company's leadership structure, including the positions of Chairman of the Board and Chief Executive Officer, to ensure the interests of the Company and its stockholders are best served. The Nominating Committee and the Board of Directors believe that the most effective leadership structure for the Company at this time is for Mr. Shustek to serve as both the Chairman of the Board of Directors and Chief Executive Officer. Mr. Shustek’s combined role as Chairman and Chief Executive Officer serves as a bridge between the Board of Directors and management and provides unified leadership for developing and implementing our strategic initiatives and business plans. The Board of Directors also believes that the combined Chairman and Chief Executive Officer structure provides clearer accountability to our stockholders and allows one person to speak for and lead the Company and the Board of Directors. In addition, the Board of Directors believes that its information flow, meetings, deliberations, and decision- making processes are more focused, efficient, and effective when the Chairman and Chief Executive Officer roles are combined. The combined role is counterbalanced and enhanced by the effective oversight and independence of the Board of Directors and the leadership of the Lead Independent Director and independent committee chairs. Moreover, the Board believes that the appointment of a strong Lead Independent Director and the use of executive sessions of the non-management and independent directors, along with the Board of Directors' strong committee system, allow it to maintain effective oversight of management.

Lead Independent Director

The Lead Independent Director's specific responsibilities include, among other things, presiding over all meetings of the Board of Directors at which the Chairman is not present, including executive sessions of independent directors, calling meetings of independent directors, functioning as a liaison with the Chairman, approving board meeting agendas and scheduling and conferring with the Chairman on strategic planning matters and transactions. Our current Lead Independent Director is John Dawson. Mr. Dawson is an engaged and active director, who is uniquely positioned to work collaboratively with Mr. Shustek, while providing strong independent oversight.

Vote Required

Under our current charter and bylaws, and consistent with the requirements of the NASAA REIT Guidelines, the affirmative vote of the holders of a majority of the shares of our common stock entitled to vote who are present in person or by proxy at the Annual Meeting is required to elect each of the nominees named in this proxy statement as a director.

EXECUTIVE OFFICERS

The following table sets forth the names, ages and positions of the individuals who serve as executive officers:

Name	Age	Title
Michael V. Shustek	61	Chairman of the Board and Chief Executive Officer
Daniel Huberty	52	President and Chief Operating Officer
J. Kevin Bland	57	Chief Financial Officer

Please see “Proposal One: Election of Directors – Directors of the Company” for information regarding Mr. Shustek. There are no family relationships among our executive officers and directors.

Daniel Huberty is the Company's President and Chief Operating Officer. Prior to his election as President and Chief Operating Officer in connection with the Internalization (as defined below), he served as Vice President of Parking Operations for the Advisor. Prior to his relationship with the Company, Mr. Huberty served as an Executive Vice President of SP Plus, where he oversaw the southern division of the company. He was named to this position after successfully overseeing the transition of his team through the integration of Central Parking and Standard Parking. SP Plus's clients included some of the nation's largest owners and operators of mixed-use projects, office buildings, hotels, stadiums and arenas, as well as, airports, hospitals and municipalities.

Prior to his role with SP Plus, Mr. Huberty served as a Vice President for Clean Energy Fuels, the largest provider of Compressed Natural Gas in the Country focusing on the parking industry, from June 2009 through September 2011. However, the majority of his career was spent with ABM Industries. During his nearly 17 years with ABM commencing in 1993, Mr. Huberty served in various roles starting as a Facility Manager, working his way up to Regional Manager, Regional Vice President, and finally Vice President of Sales for ABM's Parking Division. Mr. Huberty earned his BBA from Cleveland State University in 1991, and his MBA from the University of Phoenix in 1998.

Mr. Huberty is active in political affairs, serving as a State Representative for Texas House District 127, representing a constituency of more than 160,000 residents. Elected in 2010, he travels to the Capitol in Austin, Texas, every other year to represent them during the legislative session.

Mr. Huberty serves on the Board for the Be an Angel Fund, which is a non-profit board that supports profoundly deaf and handicapped children in Texas. Mr. Huberty is also a Board Member of the Lake Houston Chamber of Commerce in Harris County Texas, which has over 1,500 members focusing on growing the North East Region of Harris County. Mr. Huberty also served as a Trustee for the Humble Independent School District which has 42,000 students, from 2006 to 2010, serving as its President from 2009-2010.

J. Kevin Bland is Chief Financial Officer of the Company and is a certified public accountant. Mr. Bland has over 25 years of experience as a financial professional and executive. Mr. Bland served as Chief Financial Officer of UMTH General Services, L.P. from June 2008 to November 2018. From 2007 to 2008 Mr. Bland served as Vice President, Controller and Principal Accounting Officer of Pizza Inn, Inc. (Nasdaq: RAVE). Mr. Bland spent three years with Metromedia Restaurant Group as Vice President, Controller from 2005 to 2007 and Accounting Manager from 2001 to 2002. From 2003 to 2005, Mr. Bland was Company Controller of Sendera Investment Group, LLC and controller of a homebuilding and land division with Lennar Corporation in Dallas, Texas from 2002 to 2003. Mr. Bland began his career with Ernst & Young in 1989. Mr. Bland earned a bachelor's degree in accounting from The University of Texas at Austin in 1985 and an MBA from Texas Christian University in 1989.

EXECUTIVE COMPENSATION

Prior to April 1, 2019 (the effective date of the Internalization), the Company had no employees. Each of the Company’s executive officers was employed or compensated by the former Advisor. Although the Company reimbursed the former Advisor for certain expenses incurred in connection with providing these services to the Company, prior to the Internalization, the Company did not pay any compensation directly to the Company’s executive officers. Consequently, through March 31, 2019, we did not have a compensation policy or program for our executive officers.

This section discusses the material components of the executive compensation program that we provided in 2019 following the Internalization for our executive officers who are named in the “Summary Compensation Table” below (our “Named Executive Officers”). In 2019, our Named Executive Officers and their positions were as follows:

•	Michael V. Shustek, Chief Executive Officer (“CEO”);

•	Daniel Huberty, President and Chief Operating Officer (“COO”); and

•	James Kevin Bland, Chief Financial Officer (“CFO”).

2019 Salaries

The named executive officers receive a base salary to compensate them for services rendered to our company. The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. The named executive officer’s base salaries are set forth in employment agreements with the company and currently remain unchanged.

2019 Bonuses

Any annual bonus or incentive pay for the Company’s Named Executive Officers is discretionary and determined by the Compensation Committee for the Chief Executive Officer and by the Compensation Committee with appropriate input from the Chief Executive Officer for the President and Chief Operating Officer and the Chief Financial Officer. The actual annual cash bonuses awarded to each named executive officer for 2019 performance are set forth below in the Summary Compensation Table in the column entitled “Bonus.”

Equity Compensation

As described below under “Employment Agreements”, pursuant to his Employment Agreement, each of our Named Executive Officers is eligible to receive an annual target equity award. In light of the Company’s common stock not being listed on a public exchange during 2019, no equity compensation was awarded to the company’s Named Executive Officers in 2019.

Retirement Plans and Health and Welfare Benefits

We currently maintain a 401(k) retirement savings plan for our employees, including our Named Executive Officers, who satisfy certain eligibility requirements. None of our Named Executive Officers participated in the Company’s 401(k) retirement savings plan subsequent to the time in which they became Company employees following the end of the Employee Leasing Period under the Employee Leasing Agreement on June 30, 2019. The Internal Revenue Code allows eligible employees to defer a portion of their compensation, within prescribed limits, on a pre-tax basis through contributions to the 401(k) plan. We are permitted to make Safe Harbor matching contributions under the 401(k) plan as follows: 100% of the first 3% of the participant’s compensation and 50% up to the next 2% of the participant’s compensation, with these matching contributions being fully vested as of the date on which the contribution is made. We believe that providing a vehicle for tax-deferred retirement savings though our 401(k) plan adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our Named Executive Officers, in accordance with our compensation policies. We do not currently provide for pension plans, supplemental retirement plans or deferred compensation plans for our Named Executive Officers.

Our Named Executive Officers, are eligible to participate in the health, life insurance, disability benefits and other welfare programs that are provided generally to our employees.

Perquisites and Other Personal Benefits

We do not currently provide our Named Executive Officers with any material perquisites or other personal benefits.

Summary Compensation Table

The following Summary Compensation Table shows compensation paid or accrued by us for services rendered from April 1, 2019 through December 30, 2019 to the Named Executive Officers:

Name and Principal Position	Fiscal Year	Salary ($)[1]	Bonus ($)	Stock Awards ($)	All Other Compensation ($) (1)	Total ($)
Michael V. Shustek	2019	$275,000	125,000	-	-	$400,000
Chief Executive Officer		-	-	-	-	-
Daniel Huberty	2019	$150,000	-	-	-	$150,000
President and Chief Operating Officer		-	-	-	-	-
J. Kevin Bland	2019	$125,000	$90,000	-	-	$215,000
Chief Financial Officer		-	-	-	-	-

1 Salary reflects the amount that was paid to the Named Executive Officers by the Company commencing with the period they became Company employees following the end of the Employee Leasing Period under the Employee Leasing Agreement on June 30, 2019.

Employment Agreements

In connection with the Internalization, the Company entered into employment agreements (collectively, the “Employment Agreements”) with each of our Named Executive Officers on March 29, 2019.

As part of the Company’s transition to self-management, the Compensation Committee retained FTI Consulting as an independent compensation consultant to advise the Compensation Committee with respect to the terms of the Employment Agreements.

Following is a brief summary and discussion of the terms of the Employment Agreements.

Term. Each of the Employment Agreements provides for a three-year initial term that commenced on July 1, 2019 and ends on the third anniversary of such date. Thereafter, the employment term extends automatically for successive one-year periods unless either the Executive or the Company provides notice of non-renewal to the other party at least ninety (90) days before the end of the then-existing term.

Duties. The Employment Agreements provide that the CEO, the COO and the CFO will perform duties and provide services to us that are customarily associated with the duties, authorities and responsibilities of persons in similar positions as well as such other duties as may be assigned from time to time. The Employment Agreements also provide that the Executives generally will devote substantially all of their business time and attention to the business and affairs of the Company, except that the Executives may engage in certain outside activities that do not materially interfere with the performance of their duties.

Compensation. The Employment Agreements provide that the CEO, the COO and the CFO will receive an annual initial base salary of $550,000, $300,000 and $250,000, respectively. The CEO, COO and CFO will be eligible to receive a target annual incentive award of not more than $250,000, $153,000 and $50,000, respectively, and each will be eligible to receive an annual target equity award of not more than $1,000,000, $153,000 and $130,000 in the form of restricted shares of common stock, respectively. Each annual equity award shall vest equally in annual installments over a three-year period. The amounts and conditions for the payment and vesting (as applicable) of each target annual incentive award and each annual target equity award will be determined by the Compensation Committee. The Company at its discretion may pay any target annual incentive awards payable to the COO or the CFO in cash or shares of common stock. Each of the Executives will be eligible to participate in employee benefit programs made available to the Company’s employees from time to time and to receive certain other perquisites, each as set forth in their respective Employment Agreements.

Severance Payments. The CEO Employment Agreement provides that, subject to the execution of a release and other conditions set forth in the CEO Employment Agreement, upon a “qualifying termination” (as defined in the CEO Employment Agreement), the CEO will be entitled to severance based on a multiple of the total of the CEO’s then-current annual base salary plus the amount of the last annual incentive award earned by the CEO in the year prior to termination (referred to herein as “total cash compensation”). If the qualifying termination results from the death or disability of the CEO, the CEO will be entitled to severance equal to one times (1x) his total cash compensation. If the CEO is terminated by the Company without “cause” (as defined in the CEO Employment Agreement), or the CEO quits for “good reason” (as defined in the CEO Employment Agreement) or the Company elects not to renew the term of the CEO employment agreement, then the CEO will be entitled to severance equal to two times (2x) his total cash compensation. In the event that any qualifying termination occurs on or within 12 months after a change in control of the Company, the CEO will be entitled to severance equal to three times (3x) his total cash compensation.

The COO and CFO Employment Agreements provide that, subject to the execution of a release and other conditions set forth in the Employment Agreements, the COO and CFO will be entitled to receive severance based on a multiple of the sum of their annual base salary and target annual incentive award (referred to herein as “total cash compensation”). If the COO is terminated due to his death or disability or if the COO Employment Agreement is not renewed by the Company during the first five years of the term of such agreement, then the COO will be entitled to severance equal to one times (1x) his total cash compensation. Such severance is not payable if the COO Employment Agreement is not renewed by the Company after the first five years of the term. If the COO is terminated without “cause” or the COO quits for “good reason,” (each as defined in the COO Employment Agreement) he will be entitled to severance equal to two times (2x) his total cash compensation. If the CFO is terminated due to his death or disability, he is terminated by the Company without “cause” or he quits for “good reason,” (each as defined in the CFO Employment Agreement) then the CFO will be entitled to severance equal to one times (1x) his total cash compensation. If the CFO is terminated without “cause” or quits for “good reason”, in each case, on or within 12 months after a change in control of the Company, then the CFO will be entitled to severance equal to one and one- half times (1.5x) his total cash compensation.

Upon termination where severance is due and payable, the Employment Agreements also provide that the Executives will be entitled to receive (i) unpaid base salary earned through the termination date; (ii) any restricted shares of common stock that have vested as of the termination date; (iii) all other equity-based awards held by the Executive (which, to the extent subject to time-based vesting, will vest in full at the termination date); (iv) health insurance coverage, including through COBRA, for an 18 month period following the termination date (other than, with respect to the COO and CFO in the event of a termination due to death, disability or non-renewal); and (v) reimbursements of unpaid business expenses.

Non-Competition, Non-Solicitation and Confidentiality. Each Employment Agreement provides that for a two-year period following the termination of the Executive’s employment with us, the Executive will not solicit our employees or consultants or any of our customers, vendors or other parties doing business with us. Pursuant to the Contribution Agreement (as defined below), the CEO has agreed not to compete with us for a period of three years after the Effective Date (as defined below). Pursuant to the COO and CFO Employment Agreements, each of the COO and CFO has agreed not to compete with us for a period of two years following the termination of their employment with us. Each Employment Agreement also contains covenants relating to the treatment of confidential information, Company property and certain other matters.

Independent Directors

Under the Company’s independent director compensation program in effect until June 5, 2019, the Company paid each independent director an annual retainer of $30,000 (to be prorated for a partial term), with an additional $5,000 annual retainer (to be prorated for a partial term) paid to the Audit Committee chairperson. Each independent director also received $500 for each meeting of the board of directors attended in-person or by telephone.

On April 13, 2019, the Board of Directors voted to change the compensation structure of independent directors. Effective June 5, 2019, the date of the Company’s 2019 annual shareholder meeting, each independent director will receive an annual cash retainer of $70,000, pro-rated for any partial year of service. An additional $20,000 in cash will also be paid to the Lead Independent Director and an additional $15,000 in cash will be paid to the chair of the Audit Committee. In the event that the Company’s stock is listed on a public exchange, each independent director will receive his or her compensation for services on the Board in stock until he or she holds shares of the Company's stock equal to $105,000 (i.e., three times the anticipated cash portion of his or her annual retainer following any such listing), and once the threshold is met, each independent director will receive his or her annual retainer half in shares of stock and half in cash.

In light of the Company’s common stock not being listed on a public exchange during 2019, the decision was made following the April 13, 2019 meeting of the Board of Directors to not pay the full annual cash retainer under the new compensation structure for independent directors and only pay one half of the annual cash retainer during the remainder of 2019. Commencing January 1, 2020, the full annual cash retainer of $70,000 is expected to be paid.

All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attending meetings of the Board of Directors. Directors who are also employees of the Company are not entitled to any compensation for services rendered as a director. The Compensation Committee retained FTI Consulting as its independent consultant to provide guidance on various aspects of our independent director compensation program and to assist the Compensation Committee in designing an executive compensation program.

The following table sets forth information with respect to our independent director compensation during the fiscal year ended December 31, 2019:

Name (1)	Fees Earned or Paid in Cash	Total ($)
David Chavez (2)	$11,250	$11,250
John E. Dawson (3)	60,333	60,333
Robert J. Aalberts	56,292	56,292
Nicholas Nilsen	39,167	39,167
Shawn Nelson	63,821	63,821
Hilda Delgado (4)	11,666	11,666
John Alderfer (5)	6,250	6,250
William Wells (2)	11,250	11,250
Total	$260,029	$260,029
(1)
Mr. Shustek, the Chairman of the Board and our CEO, did not receive compensation for his services on our Board in 2019. Mr. Shustek’s 2019 compensation is described in the section above, titled “Summary Compensation Table.”

(2)
The Nominating Committee did not re-nominate Mr. Wells nor Mr. Chavez were in June 2019 at our annual stockholders meeting. Each of these directors served out their terms, which ended on June 5, 2019. The amounts shown in the table above reflect their pro-rated fees for 2019.

(3)	Mr. Dawson served as our Lead Independent Director for 2019 and as the chair of the Audit Committee for 2019.
(4)	Ms. Delgado resigned from the Board on August 9, 2019.
(5)	Mr. Alderfer resigned from the Board on July 16, 2019.

Long-Term Incentive Plan

The Company’s Board of Directors has adopted a long-term incentive plan which the Company may use to attract and retain qualified directors, officers, employees and consultants. The Company’s long-term incentive plan will offer these individuals an opportunity to participate in the Company’s growth through awards in the form of, or based on, the Company’s common stock. The Company does not currently expect to issue awards under the Company’s long- term incentive plan prior to such time as the Company’s stock becomes publicly traded, although it may do so in the future, including possible equity grants to the Company’s independent directors as a form of compensation.

The long-term incentive plan authorizes the granting of restricted stock, stock options, stock appreciation rights, restricted or deferred stock units, dividend equivalents, other stock-based awards and cash-based awards to directors, officers, employees and consultants of the Company and the Company’s affiliates selected by the board of directors for participation in the Company’s long-term incentive plan. Stock options granted under the long-term incentive plan will not exceed an amount equal to 10% of the outstanding shares of the Company’s common stock on the date of grant of any such stock options. Stock options may not have an exercise price that is less than the fair market value of a share of the Company’s common stock on the date of grant.

The Company’s board of directors or a committee appointed by its board of directors will administer the long-term incentive plan, with sole authority to determine all of the terms and conditions of the awards, including whether the grant, vesting or settlement of awards may be subject to the attainment of one or more performance goals. No awards will be granted under the long-term incentive plan if the grant or vesting of the awards would jeopardize the Company’s status as a REIT under the Code or otherwise violate the ownership and transfer restrictions imposed under its charter. Unless otherwise determined by the Company’s board of directors, no award granted under the long- term incentive plan will be transferable except through the laws of descent and distribution.

The Company has authorized and reserved an aggregate maximum number of 500,000 common shares for issuance under the long-term incentive plan. In the event of a transaction between the Company and its stockholders that causes the per-share value of the Company’s common stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering or large nonrecurring cash dividend), the share authorization limits under the long- term incentive plan will be adjusted proportionately and the board of directors will make such adjustments to the long- term incentive plan and awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction. In the event of a stock split, a stock dividend or a combination or consolidation of the outstanding shares of common stock into a lesser number of shares, the authorization limits under the long-term incentive plan will automatically be adjusted proportionately and the shares then subject to each award will automatically be adjusted proportionately without any change in the aggregate purchase price.

The Company’s board of directors may in its sole discretion at any time determine that all or a portion of a participant’s awards will become fully vested. The board may select among participants or among awards in exercising such discretion. The long-term incentive plan will automatically expire on the tenth anniversary of the date on which it is approved by the board of directors and stockholders, unless extended or earlier terminated by the board of directors. The Company’s board of directors may terminate the long-term incentive plan at any time. The expiration or other termination of the long-term incentive plan will not, without the participant’s consent, have an adverse impact on any award that is outstanding at the time the long-term incentive plan expires or is terminated. The board of directors may amend the long-term incentive plan at any time, but no amendment will adversely affect any award without the participant’s consent and no amendment to the long-term incentive plan will be effective without the approval of the Company’s stockholders if such approval is required by any law, regulation or rule applicable to the long-term incentive plan.

During the years ended December 31, 2019 and 2018, no grants were made under the long-term incentive plan.

Compensation Committee Interlocks and Insider Participation

Other than Michael V. Shustek, no member of the Company’s board of directors served as an officer, and no member of the Company’s board of directors served as an employee, of the Company or any of its subsidiaries during the year ended December 31, 2019. In addition, during the year ended December 31, 2019, none of the Company’s executive officers served as a member of the Compensation Committee (or other committee of the Company’s board of directors performing equivalent functions or, in the absence of any such committee, our entire board of directors) of any entity that has one or more executive officers serving as a member of the Board of Directors or Compensation Committee.

CORPORATE GOVERNANCE
Board of Directors

The Company operates under the direction of the Company’s board of directors, the members of which are accountable to the Company and the stockholders as fiduciaries. The board of directors is responsible for directing the management of the Company’s business and affairs.

The Company has a total of five directors, four of whom are independent from the former Advisor, MVP Capital Partners II (the “Sponsor”) and their respective affiliates as determined in accordance with the NASAA REIT Guidelines. The NASAA REIT Guidelines require the Company’s charter to define an independent director as a director who is not and has not for the last two years been associated, directly or indirectly, with the Sponsor or the former Advisor. A director is deemed to be associated with the Sponsor or the former Advisor if he or she owns any interest in, is employed by, is an officer or director of, or has any material business or professional relationship with the Sponsor, the former Advisor or any of their affiliates, performs services (other than as a director) for the Company, or serves as a director or trustee for more than three REITs sponsored by the Sponsor or advised by the former Advisor. A business or professional relationship will be deemed material per se if the gross revenue derived by the director from the Sponsor, the former Advisor or any of their affiliates exceeds five percent of (1) the director’s annual gross revenue derived from all sources during either of the last two years or (2) the director’s net worth on a fair market value basis. An indirect relationship is defined to include circumstances in which the director’s spouse, parents, children, siblings, mothers- or fathers-in-law, sons- or daughters-in-law or brothers- or sisters-in- law is or has been associated with the Company, the Sponsor, the former Advisor or any of its affiliates. The Company’s board of directors has determined that each of John Dawson, Robert J. Aalberts, Nicholas Nilsen and Shawn Nelson qualifies as an independent director under the NASAA REIT Guidelines.

The Company refers to the directors who are not independent as the “affiliated directors.” Currently, the only affiliated director is Michael V. Shustek.

On August 6, 2018, John Dawson was appointed as sole Chairman by the Board of Directors. On April 13, 2019, the Board of Directors decided to combine the roles of Chairman and Chief Executive Officer, appointing Michael Shustek as Chairman, and appointing John Dawson as Lead Independent Director.

The Company’s charter provides that the number of directors is currently five, which number may be increased or decreased as set forth in the bylaws. The Company’s charter also provides that a majority of the directors must be independent directors and that at least one of the independent directors must have at least three years of relevant real estate experience. The independent directors are required to nominate replacements for vacancies among the independent directors under the charter.

The Company’s board of directors is elected by the Company’s common stockholders on an annual basis. Any director may resign at any time and may be removed with or without cause by the stockholders upon the affirmative vote of stockholders entitled to cast at least a majority of all the votes entitled to be cast generally in the election of directors. The notice of any special meeting called to remove a director will indicate that the purpose, or one of the purposes, of the meeting is to determine if the director will be removed.

The Company has elected, pursuant to an election under Subtitle 8 of Title 3 of the Maryland General Corporation Law, to provide that a vacancy on our Board of Directors may be filled only by a vote of a majority of the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred and, in the case of an independent director, the director must also be nominated by the remaining independent directors.

Following the Annual Meeting the Board will consist of four directors, three of whom are independent from the former Advisor, the Sponsor and their respective affiliates.

Responsibilities of Directors

The responsibilities of the members of the Board of Directors include:

•	approving and overseeing our overall investment strategy, which consists of elements such as investment selection criteria, diversification strategies and asset disposition strategies;
•	approving and overseeing our debt financing strategies;
•	approving joint ventures and other such relationships with third parties;
•	approving a potential liquidity transaction;
•	determining our distribution policy and authorizing distributions from time to time; and
•	approving amounts available for repurchases of shares of our common stock.

The directors have duties to the Company arising from their capacity as directors of the Company. This means that each director must perform his or her duties in good faith and in a manner each director believes to be in the Company's best interests. Further, each director must act with such care as an ordinarily prudent person in a like position would use under similar circumstances, including exercising reasonable inquiry when taking actions. Our directors and executive officers will serve until their successors are elected and qualify. The directors are not required to devote all of their time to the Company's business and are only required to devote such time to the Company's affairs as their duties require. The directors meet quarterly or more frequently as necessary.

The Company will follow investment guidelines adopted by the Board of Directors and the investment and borrowing policies described in our annual report unless they are modified by our directors. The Board of Directors may establish additional written policies on investments and borrowings and will monitor our administrative procedures, investment operations and performance to ensure that the policies are fulfilled and are in the best interests of the Company. Any change in our investment limitations as set forth in the Company's charter must be approved by the stockholders.

In order to reduce or eliminate and address certain potential conflicts of interest, the Company's charter requires that a majority of the Board of Directors (including a majority of the independent directors) not otherwise interested in the transaction approve any transaction with any of the Company's directors, the Sponsor, the Advisor, or any of their affiliates.

Board Committees

The Board of Directors has delegated various responsibilities and authority to three standing committees and one special committee. Each committee regularly reports on its activities to the full Board of Directors. The Audit Committee, the Compensation Committee, the Nominating Committee and the Special Committee are composed entirely of independent directors. The table below sets forth the current membership of the three standing committees of the Board of Directors.

Name	Audit	Compensation	Nominating and Corporate Governance
John Dawson	Chair
Robert J. Aalberts			Chair
Nicholas Nilsen	X	Chair	X
Shawn Nelson		X	X

Audit Committee

The Audit Committee meets on a regular basis, at least quarterly and more frequently as necessary. The Audit Committee's primary function is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the financial information to be provided to the stockholders and others, the system of internal controls which management has established and the audit and financial reporting process. The Audit Committee is comprised of two directors, each of whom are independent directors, one of which has been deemed an Audit Committee financial expert. The Company’s Audit Committee consists of John Dawson and Nicholas Nilsen. Mr. Dawson serves as chair of the Audit Committee. The Board of Directors also determined that Mr. Nilsen met the Audit Committee financial expert requirements. The Audit Committee held four meetings in the year ended December 31, 2019. The Audit Committee charter is available at http://www.theparkingreit.com. The information found on, or otherwise accessible through, our website is not incorporated by reference into, nor does it form a part of, this Proxy Statement.

Compensation Committee

The Compensation Committee establishes and oversees the Company's compensation programs and arrangements applicable to its executive officers, including, without limitation, salary, incentive compensation, equity compensation and perquisite programs, and amounts to be awarded or paid to individual officers under those programs and arrangements, or make recommendations to the Board regarding approval of the same. The Company's Compensation Committee consists of three independent directors: Nicholas Nilsen, Robert Aalberts and Shawn Nelson. Mr. Nilsen serves as chair of the Compensation Committee. The Compensation Committee held three meetings in the year ended December 31, 2019. The Compensation Committee charter is available at http://www.theparkingreit.com.

Nominating Committee

The Nominating Committee is responsible for establishing the requisite qualifications for directors, identifying and recommending the nomination of individuals qualified to serve as directors and recommending directors for each board committee. The Nominating Committee also establishes corporate governance practices in compliance with applicable regulatory requirements and consistent with the highest standards and recommends to the Board of Directors the corporate governance guidelines applicable to the Company. The Nominating Committee will consider candidates recommended by stockholders. The Company's Nominating Committee consists of Shawn Nelson as Nominating Committee Chair, with Robert Aalberts and Nicholas Nilsen as committee members. The Nominating Committee held two meetings in the year ended December 31, 2019. The Nominating Committee charter is available at http://www.theparkingreit.com.

Special Committees

On May 31, 2019, an alleged stockholder filed a class action lawsuit alleging direct and derivative claims against the Company, certain of our officers and directors, the Advisor, VRM I, and VRM II in the Circuit Court for Baltimore City, captioned Arthur Magowski v. The Parking REIT, Inc., et. al, No. 24-C-19003125 (filed on May 31, 2019) (the “Magowski Complaint”). On July 16, 2019, the Board established a demand review committee of two independent directors to investigate the allegations of wrongdoing made in the Magowski Complaint and to make a recommendation to the Board regarding a response to the stockholder demand letter. On September 27, 2019, the Board replaced the demand review committee with a special litigation committee comprised of one independent director, Shawn Nelson. The special litigation committee is responsible for investigating the allegations of wrongdoing made in the letter and making a final determination regarding the Company’s response to the demand.

Code of Ethics and Corporate Governance Guidelines

The Company has adopted a Code of Business Conduct and Ethics (the “Code of Ethics”), which contains general guidelines for conducting the Company's business and is designed to help directors, employees and independent consultants resolve ethical issues in an increasingly complex business environment. The Code of Ethics applies to all of the Company's officers, including the Company's principal executive officer, principal financial officer, principal accounting officer, controller and persons performing similar functions, as well as all members of the Board of Directors. The Code of Ethics covers topics including, but not limited to, conflicts of interest, record keeping and reporting, payments to foreign and U.S. government personnel and compliance with laws, rules and regulations. The Company will provide to any person without charge a copy of the Code of Ethics, including any amendments or waivers, upon written request delivered to the Company's principal executive office at the address listed on the cover page of this proxy statement.

Board Meetings and Annual Stockholder Meeting

The Board of Directors held 23 meetings during the fiscal year ended December 31, 2019. Each director attended at least 75% of the board and committee meetings during the period in which he served in 2019. Although the Company does not have a formal policy regarding attendance by members of the Board of Directors at the Company's Annual Meeting of Stockholders, the Company encourages all of our directors to attend.

Communication with Directors

The Company has established procedures for stockholders or other interested parties to communicate directly with the Board of Directors. Such parties can contact the board by mail at: John Dawson, Lead Independent Director of The Parking REIT, Inc., c/o Corporate Secretary, 9130 West Post Road, Suite 200, Las Vegas, NV 89148.

The Lead Independent Director will receive all communications made by these means and will distribute such communications to such member or members of the Board of Directors as he deems appropriate, depending on the facts and circumstances outlined in the communication received. For example, if any questions regarding accounting, internal controls and auditing matters are received, they will be forwarded by the Lead Independent Director to the members of the Audit Committee for review.

Criteria for Selecting Directors

In evaluating candidates, our Nominating Committee will consider an individual's business and professional experience, the potential contributions they could make to our Board and their familiarity with our business. Our Nominating Committee will consider candidates recommended by our directors, members of our management team and third parties. Our Nominating Committee will also consider candidates suggested by our stockholders. We do not have a formal process established for this purpose.

We do not have a formal diversity policy with respect to the composition of our Board. However, our Nominating Committee seeks to ensure that the Board is composed of directors whose diverse backgrounds, experience and expertise will provide the Board with a range of perspectives on matters coming before the Board.

Stockholders may contact our Nominating Committee if they wish the committee to consider a proposed candidate. Stockholders should submit the names of any candidates in writing, together with background information about the candidate, and send the materials to the attention of the Company's secretary at the following address: 9130 West Post Road, Suite 200, Las Vegas, NV 89148.

PROPOSAL NO. 2 - RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board of Directors has appointed the accounting firm of RBSM LLP to serve as our independent registered public accountants for the fiscal year ending December 31, 2020. RBSM LLP is considered by our management to be qualified.

On April 29, 2018, the Company dismissed RSM US LLP, an international audit, tax and consulting firm (“RSM”), as the Company's independent registered public accounting firm. The dismissal of RSM was approved by a majority of the members of the Audit Committee. RSM was engaged to audit the Company's financial statements for the year ended December 31, 2017; however, the audit was not completed, and no audit report was ever issued by RSM to the Company. During the term of RSM's engagement, there were: (i) no disagreements between the Company and RSM on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to RSM's satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its report, and (ii) no reportable events (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

On April 30, 2018, the Company re-engaged RBSM LLP, the Company's prior independent registered public accounting firm, effective immediately. RBSM previously served as the Company's independent registered public accounting firm from its formation until the Company's dismissal of RBSM LLP on May 19, 2017. During the Company's prior engagement of RBSM LLP, RBSM LLP reported on the Company's financial statements for the period from May 4, 2015 (date of inception) through December 31, 2015 and for the year ended December 31, 2016.

We are asking our common stockholders to ratify the appointment of RBSM LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020. Although the ratification is not required by our charter, our bylaws or other governing documents or applicable law, the Board is submitting the appointment of RBSM LLP to our common stockholders for ratification as a matter of good corporate practice. Even if the common stockholders ratify the appointment, our Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it believes that such a change would be in the best interest of the Company.

We expect that a representative of RBSM LLP will be present telephonically at the Annual Meeting, will be given the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

Vote Required

The affirmative vote of a majority of the votes cast by common stockholders present in person or by proxy at the meeting is required to approve this proposal. For purposes of this vote, abstentions will not be counted as votes cast and will have no effect on the result of the vote for this proposal, although they and broker non-votes will be considered present for the purpose of determining the presence of a quorum. Broker non-votes will not arise in connection with this proposal because brokers may vote in their discretion on behalf of clients who have not furnished voting instructions.

Principal Accounting Fees and Services

For the years ended December 31, 2019 and 2018 RBSM LLP, our independent public accounting firm, billed the Company approximately $405,000 and $520,000, respectively, for their professional services.

For the year ended December 31, 2018, RSM, our former independent public accounting firm, billed the Company approximately $443,000 for their professional services.

For the year ended December 31, 2019 and 2018, Armanino, LLP (“Armanino”) and HCVT LLP (“HCVT”), additional independent accounting firms providing tax services, billed the Company approximately $98,000 and
$219,000, respectively, for their professional services.

	RBSM 12/31/2019	RBSM 12/31/2018	RSM 12/31/2019	RSM 12/31/2018	Armanino 12/31/2019	HCVT 12/31/2018
Audit Fees	$480,000	$420,000	$--	$343,000	$--	$--
Audit Related Fees	$--	$--	$--	$--	$--	$--
Tax Fees	$--	$--	$--	$--	$98,000	$219,000
All Other Fees	$--	$25,000	$--	$100,000	$--	$--
Total	$480,000	$445,000	$--	$443,000	$98,000	$219,000

Audit fees. Consists of fees billed for the audit of the Company's annual financial statements, review of the Company's Form 10-K, review of the Company's interim financial statements included in the Company's Form 10- Q and services that are normally provided by the accountant in connection with year-end statutory and regulatory filings or engagements.

Audit-related fees. Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company's financial statements and are not reported under “Audit Fees,” such as acquisition audit, audit of the Company's financial statements, review of our Form 8-K, review of the Company's registration statement on Form S-11 and Form S-4 filings.

Tax fees. Consists of professional services rendered by a company aligned with the Company's principal accountant for tax compliance, tax advice and tax planning.

All other fees. The services provided by the Company's accountants within this category consisted of advice and other services.

Pre-Approval Policy

The Audit Committee has direct responsibility to review and approve the engagement of the independent auditors to perform audit services or any permissible non-audit services. All audit and non-audit services to be provided by the independent auditors must be approved in advance by the Audit Committee. The Audit Committee may not engage the independent auditors to perform specific non-audit services proscribed by law or regulation. All services performed by our independent auditors under engagements entered into were approved by the Company's Audit Committee, pursuant to the Company's pre-approval policy, and none was approved pursuant to the de minimis exception to the rules and regulations of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Section 10A(i)(1)(B), on pre-approval.

AUDIT COMMITTEE REPORT

Management of The Parking REIT, Inc. (the “Company”) is responsible for the Company's financial statements, internal controls, accounting and financial reporting processes and compliance with applicable laws and regulations. The independent registered public accounting firm is responsible for performing an independent audit of the Company's consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (“PCOAB”) and an independent audit of the effectiveness of the Company's internal control over financial reporting in accordance with the standards of the PCAOB, and for expressing their opinions thereon. The responsibility of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of the Company is to provide general oversight of the foregoing matters, as well as engaging the Company's independent registered public accounting firm and establishing the terms of retention.

The following is the report of the Committee with respect to the Company's consolidated audited financial statements for the fiscal year ended December 31, 2019. The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, or subject to Regulation 14A or 14C, other than as provided in this Item, or to the liabilities of section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act. Such information will not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates it by reference.

Review with Management

The Committee has reviewed and discussed the Company's audited financial statements with management.

Review and Discussions with Independent Registered Public Accountants

The Committee has met and held discussions with management and RBSM LLP, the Company's independent registered public accounting firm. Management represented to the Committee that the Company's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America and the Committee has reviewed and discussed the audited consolidated financial statements with management and RBSM LLP. The Committee discussed with RBSM LLP, the matters required to be discussed by the Statement on Auditing Standards No. 1301, Communication with Audit Committees, as amended, issues regarding the conduct of the audit, accounting and auditing principles and practices, and the adequacy of internal controls that could significantly affect the Company's consolidated financial statements.

The Committee also received the written disclosures and letter from RBSM LLP required by the applicable requirements of the PCAOB regarding the independent accountant's communications with Committee concerning independence and the Committee has discussed with RBSM LLP its independence with respect to the Company for the fiscal year ending December 31, 2019. The Committee has reviewed the original proposed scope of the audit and fees.

Conclusion

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the Company's audited financial statements be included in the Company's Annual Report filed with the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2019.
Submitted by the Audit Committee of the Board of Directors, John Dawson, Chair
Nicholas Nilsen

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Conflicts of Interests

The Company is subject to various conflicts of interest arising out of the Company's relationship with the Company’s former Advisor and other affiliates, including (1) conflicts related to the compensation arrangements between the former Advisor, certain affiliates and the Company, (2) conflicts with respect to the allocation of the time of the former Advisor and its key personnel and (3) conflicts with respect to the allocation of investment opportunities. The Company's independent directors have an obligation to function on the Company's behalf in all situations in which a conflict of interest may arise and will have a fiduciary obligation to act on behalf of the stockholders.

Certain Conflict Mitigation Measures

In order to reduce or mitigate certain potential conflicts of interests, the Company has adopted the procedures set forth below, which includes procedures imposed by the NASAA REIT Guidelines. The Company will no longer be subject to the requirements of the NASAA REIT Guidelines if and when the Company lists its shares on a national securities exchange and amends it charter.

Ownership of Company Stock

As of December 31, 2019, the Sponsor owned 9,107 shares, VRM II owned 844,960 shares and VRM I owned 456,834 shares of the Company’s outstanding common stock. During the year ended December 31, 2018, VRM II and VRM I received approximately $33,000 and $19,000 in distributions under the Company’s distribution reinvestment program (“DRIP”). No DRIP distributions were received by either entity during the year ended December 31, 2019 due to the suspension of the DRIP program.

Ownership of the Advisor

VRM I and VRM II own 40% and 60%, respectively, of the Company’s former Advisor. Neither VRM I nor VRM II paid any up-front consideration for these ownership interests, but each agreed to be responsible for its proportionate share of future expenses of the former Advisor.

Fees Paid in Connection with the Offering – Preferred Stock

In connection with the private placement of the Series A and Series 1 preferred stock, the Company paid selling commissions of up to 6.0% of gross offering proceeds from the sale of shares in the private placements, including sales by affiliated and non-affiliated selling agents. During the year ended December 31, 2018, the Company paid approximately $0.8 in selling commissions, of which $0.2 was paid to affiliated selling agents.

The Company paid non-affiliated selling agents a one-time fee separately negotiated with each selling agent for due diligence expenses of up to 2.0% of gross offering proceeds. The Company also paid a dealer manager fee to AMS of up to 2.0% of gross offering proceeds from the sale of the shares in the private placements as compensation for acting as dealer manager. During the year ended December 31, 2018, the Company paid approximately $0.2 to AMS as compensation.

No shares of Series A or Series 1 preferred stock were sold during the year ended December 31, 2019.

Internalization Transactions

Prior to the Internalization, the former Advisor or its affiliates received an asset management fee at a rate equal to 1.1% of the cost of all assets held by the Company, or the Company’s proportionate share thereof in the case of an investment made through a joint venture or other co-ownership arrangement. Pursuant to the Amended and Restated Advisory Agreement, the asset management fee could not exceed $2 million per annum until the earlier of such time, if ever, that (i) the Company holds assets with an appraised value equal to or in excess of $500,000,000 or (ii) the Company reports AFFO equal to or greater than $0.3125 per share of common stock (an amount intended to reflect a 5% or greater annualized return on $25.00 per share of common stock) for two consecutive quarters, on a fully diluted basis. All amounts of the asset management fee in excess of $2 million per annum, plus interest thereon at a rate of 3.5% per annum, would be due and payable by the Company no later than ninety (90) days after the condition for payment is satisfied. For the years ended December 31, 2019 and 2018, asset management fees of approximately $0.9 and $2.0 million, respectively, had been earned by the former Advisor. From and after May 29, 2018 (or the Valuation Date), the asset management fee was to be calculated based on the lower of the value of the Company’s assets and their historical cost. The Company ceased payment of asset management fees effective April 1, 2019, as a result of the Internalization.

The Company was obligated to reimburse the former Advisor or its affiliates for costs of providing administrative services, subject to the limitation that it would not reimburse the former Advisor for any amount by which the Company’s operating expenses, at the end of the four preceding fiscal quarters (commencing after the quarter in which the Company made its first investment), exceed the greater of (a) 2.0% of average invested assets and (b) 25.0% of net income in connection with the selection or acquisition of an investment, whether or not the Company ultimately acquires, unless the excess amount was approved by a majority of the Company’s independent directors. The Company was not permitted to reimburse the former Advisor for personnel costs in connection with services for which the former Advisor received a separate fee, such as an acquisition fee, disposition fee or debt financing fee, or for the salaries and benefits paid to the Company’s executive officers. In addition, the Company was not entitled to reimburse the former Advisor for rent or depreciation, utilities, capital equipment or other costs of its own administrative items. During the year ended December 31, 2018, approximately $2.7 million in operating expenses were incurred by the Company reimbursable to the Advisor. During the year ended December 31, 2018, approximately $2.5 million had been reimbursed to the Advisor. During the year ended December 31, 2019, approximately $1.4 million in operating expenses were incurred by the former Advisor, on behalf of the Company, and were reimbursed to the former Advisor.

On March 29, 2019, Company and the Advisor entered into definitive agreements to internalize the Company's management function effective April 1, 2019 (the “Internalization”). Since its formation, under the supervision of the Board of Directors, the Advisor had been responsible for managing the operations of the Company. As part of the Internalization, among other things, the Company agreed with the Advisor to (i) acquire and assume substantially all of the Advisor assets and liabilities; (ii) terminate the Second Advisory Agreement and, for the avoidance of doubt, the Third Advisory Agreement, which by its terms would have become effective only upon a listing of our common stock on the Nasdaq Global Market; (iii) extend employment to the executives and other employees of the Advisor (as described above); (iv) arrange for the Advisor to continue to provide certain services with respect to outstanding indebtedness of the Company and its subsidiaries; and (v) lease the employees of the Advisor for a limited period of time prior to the time that such employees become employed by the Company. As part of those same agreements, the Company agreed to issue to the Advisor, over a period of more than two and a half years, 1,600,000 shares of the common stock as the consideration (the “Consideration”) under the terms of the Contribution Agreement described further below. The Internalization became effective as of April 1, 2019 (the “Effective Date”).

Contribution Agreement

On March 29, 2019, the Company entered into a Contribution Agreement (the “Contribution Agreement”) with the Advisor, VRM I, VRM II and Mr. Shustek. Pursuant to the Contribution Agreement, effective as of the Effective Date, the Advisor sold and contributed all of its assets to the Company, except for certain excluded assets as specified in the Contribution Agreement, and the Company accepted the transferred assets and agreed to assume and discharge when due all of the liabilities of the Advisor, except for certain retained liabilities as specified in the Contribution Agreement (the “Contribution”).

In exchange for the Contribution, the Company agreed to issue to the Advisor 1,600,000 shares of common stock as the Consideration. The Consideration is issuable in four equal installments. The first installment of 400,000 shares of common stock was issued on the Effective Date. The second installment of 400,000 shares of common stock was issued on December 31, 2019. The remaining installments will be issued on December 31, 2020 and December 31, 2021 (or if December 31st is not a business day, the day that is the last business day of such year). If requested by the Company in connection with any contemplated capital raise by the Company, the Advisor has agreed not to sell, pledge or otherwise transfer or dispose of any of the Consideration for a period not to exceed the lock-up period that otherwise would apply to other stockholders of the Company in connection with such capital raise. At any time on or prior to December 31, 2022, the Company may elect to repurchase up to 1,100,000 shares of common stock then held by the Advisor, VRM I and/or VRM II (collectively, the “Call Parties”) at a price equal to $17.50 per share of common stock. Any repurchases shall be made in proportion to each Call Party's relative interest, which is determined by dividing the number of shares of common stock then held by such Call Party by the total number of shares of common stock then held by all of the Call Parties.

In connection with the Internalization, the Company has entered into employment agreements with the Executives, as further described herein. In addition, pursuant to the Contribution Agreement, the Company has agreed to make offers of employment, on an at-will basis, to all of the other employees of the Advisor. These employees will be offered substantially the same positions with the Company at the same salary and a target annual bonus opportunity no less than the last annual bonus paid to such employees by the Advisor. The Company has agreed not to reduce such compensation for at least one year after each employee's hire date and has also agreed to adopt a severance policy for non-executive employees that provides for severance benefits in amounts to be determined in accordance with the severance policy, subject to a limit of not more than twelve months of the employee's base salary. Each employee is expected to begin work as an employee of the Company upon the expiration of the employee leasing term under the Employee Leasing Agreement described below. The Company will also make available under its equity incentive plan a pool of not less than 500,000 shares of common stock for issuance to officers, employees and directors of the Company and its subsidiaries in the form of restricted stock or other equity-based awards. Awards to executive officers and employees will be determined by the Compensation Committee after consulting with and considering the recommendations of the CEO.

Commencing on the Effective Date and ending on the three year anniversary of the Effective Date (the “Non- Competition Period”), each of the Advisor and Mr. Shustek agreed, on the terms set forth in the Contribution Agreement, (i) not to engage in any business in the United States which is primarily engaged in the business of acquiring, investing in, owning, operating, or leasing parking lots, parking garages or other parking facilities, and (ii) not to solicit any of the Company's customers or employees.

Services Agreement

In connection with the Contribution Agreement and the Internalization, the Company entered into a Services Agreement, dated as of March 29, 2019 (the "Services Agreement"), with the Advisor, VRM I, VRM II and Mr. Shustek (collectively, the “Manager Entities”). Pursuant to the Services Agreement, each of the Manager Entities will perform any and all services requested by the Company in connection with any agreement pursuant to which the Company, MVP REIT II Operating Partnership, LP (the “Operating Partnership”) or any of the Company's subsidiaries borrows funds or is a guarantor with regard to any borrowed funds (such documents, collectively, the “Loan Documents”), including (i) maintaining the ownership and management structure of each Manager Entity in a manner that complies with any requirement set forth in the Loan Documents, (ii) complying with any representations, warranties and covenants in the Loan Documents and (iii) cooperating and taking all actions to comply with any request made by a lender relating to any Loan Document (collectively, the “Services”). The Agreement became effective on March 29, 2019 and will remain in effect until the date on which the Company no longer needs any of the Services. In consideration for the Services, the Manager Entities will be entitled to receive, beginning on the date upon which the Company completes its first capital raise after the Effective Date, $200,000 per year for four years (the “Consulting Fee”). The Consulting Fee will be payable monthly in arrears, either in cash or, at the Company's election, shares of common stock.

Employee Leasing Agreement

In connection with the Contribution Agreement and the Internalization, the Company entered into an Employee Leasing Agreement, dated as of March 29, 2019 and effective as of the Effective Date (the “Employee Leasing Agreement”), with the Manager Entities, pursuant to which the Manager Entities will lease their employees to the Company to continue to provide services to the Company as performed by such employees immediately before the Effective Date. The term of the Employee Leasing Agreement commenced on the Effective Date and will continue until the earlier of (i) the first date on which all leased employees cease to be employed by the Advisor and (ii) June 30, 2019 (the “Employee Leasing Period”). For each payroll period during the Employee Leasing Period, the Company will make leased employee payments to the Advisor equal to the aggregate amount of all salaries, wages, benefits, and other compensation paid by the Advisor to the leased employees, together with all costs and expenses incurred by the Advisor with respect to the leased employees during the applicable payroll period. As soon as benefit plans have been established by the Company, and the Company is otherwise ready to hire the leased employees, the Company expects to make offers of employment to the leased employees in accordance with the Contribution Agreement; provided that offers of employment must be made no later than ten days prior to the expiration of the Employee Leasing Period. The Company has also agreed to pay directly or reimburse the Advisor for any paid time- off days paid to any leased employees in accordance with the Contribution Agreement and Employee Leasing Agreement.

Registration Rights Agreement

In connection with the Contribution Agreement and the Internalization, the Company entered into a Registration Rights Agreement, dated as of March 29, 2019 and effective as of the Effective Date (the “Registration Rights Agreement”), with the Advisor, VRM I and VRM II (collectively, the “Holders”). Pursuant to the Registration Rights Agreement, each Holder, in respect of any shares of common stock that they may receive as part of the Consideration (“Registrable Share”), may require the Company from time to time to register, under the Securities Act of 1933, as amended, the resale of such shares of common stock on a registration statement filed with the SEC. The Registration Rights Agreement grants each Holder certain rights to demand a registration of some or all of their Registrable Shares (a “Demand Registration”) or to request the inclusion of some or all of their Registrable Shares in a registration being effected by the Company for itself or on behalf of another person (a “Piggyback Registration”), in each case subject to certain customary restrictions, limitations, registration procedures and indemnity provisions. The Company is obligated to use reasonable best efforts to prepare and file a registration statement within specified time periods and to cause that registration statement to be declared effective by the SEC as soon as reasonably practicable thereafter.

The ability to cause the Company to effect a Demand Registration is subject to certain conditions. The Company is not required to effect such registration prior to 180 days after the date of the initial listing of Registrable Shares on a national securities exchange or prior to the expiration of any lock-up period imposed under the Contribution Agreement.

If, pursuant to an underwritten Demand Registration or Piggyback Registration, the managing underwriter advises that the number of Registrable Shares requested to be included in such registration exceeds a maximum number that the underwriter believes can be sold without delaying or jeopardizing the success of the proposed offering, the Registration Rights Agreement specifies the priority in which Registrable Shares are to be included.

Termination Agreement

In connection with the Contribution Agreement and Internalization, the Company, the Operating Partnership and the Advisor entered into a Termination Agreement, dated as of March 29, 2019 (the “Termination Agreement”), terminating each of the Management Agreements effective as of the Effective Date. Pursuant to the Termination Agreement, except as provided in the Contribution Agreement, effective as of the Effective Date, each of the Management Agreements shall be void and shall have no effect, and no party thereto shall have any liability to the other party or parties thereto or their respective affiliates, or their respective directors, officers or employees; provided that the Termination Agreement does not relieve any party from liability for any fees or expenses accrued through the Effective Date or for any breach of the Management Agreements that arose prior to the Effective Date.

Independent Directors

The NASAA REIT Guidelines require the Company's charter to define an independent director as a director who is not and has not for the last two years been associated, directly or indirectly, with the Sponsor or the Advisor. A director is deemed to be associated with the Sponsor or the Advisor if he or she owns any interest in, is employed by, is an officer or director of, or has any material business or professional relationship with the Sponsor, the Advisor or any of their affiliates, performs services (other than as a director) for us, or serves as a director or trustee for more than three REITs sponsored by the Sponsor or advised by the Advisor. A business or professional relationship will be deemed material per se if the gross revenue derived by the director from the Sponsor, the Advisor or any of their affiliates exceeds five percent of (1) the director's annual gross revenue derived from all sources during either of the last two years or (2) the director's net worth on a fair market value basis. An indirect relationship is defined to include circumstances in which the director's spouse, parents, children, siblings, mothers- or fathers-in-law, sons- or daughters-in-law or brothers- or sisters-in-law is or has been associated with the Company, the Sponsor, the Advisor or any of its affiliates.

A majority of the Board of Directors, including a majority of the independent directors, must determine the method used by the Advisor for the allocation of the acquisition of investments by two or more affiliated programs seeking to acquire similar types of assets is fair and reasonable to us. The Company's independent directors, acting as a group, will resolve potential conflicts of interest whenever they determine that the exercise of independent judgment by the full Board of Directors or the Advisor or its affiliates could reasonably be compromised. However, the independent directors may not take any action which, under Maryland law, must be taken by the entire Board of Directors or which is otherwise not within their authority. The independent directors, as a group, are authorized to retain their own legal and financial advisors. Among the matters we expect the independent directors to review and act upon are:

•	transactions with affiliates, including our directors and officers;

•	awards under our equity incentive plan; and

•	pursuit of a potential liquidity event.

Those conflict of interest matters that cannot be delegated to the independent directors, as a group, under Maryland law must be acted upon by both the Board of Directors and the independent directors.

Family Relationships

Brandon Welch, Senior Vice President, Capital Markets, is the son-in-law of Michael V. Shustek, the Company's Chief Executive Officer and Chairman of the Board of Directors. From May 31, 2018 to December 1, 2018, Mr. Welch served as the Company's Interim-Chief Financial Officer. All of Mr. Welch's compensation for 2018 was paid by the former Advisor. Mr. Welch became an employee of the Company pursuant to Internalization and, as a result, his compensation is currently paid directly by the Company. For 2019, Mr. Welch's base annual salary is $200,000. Mr. Welch is subject to annual bonuses at the sole discretion of Daniel Huberty, our President and Chief Operating Officer, and is eligible to participate in the Company's general employee benefit programs (i.e., 401K plan, health insurance, etc.).

The Company's Acquisitions

The Company will not purchase or lease assets in which the Sponsor, the former Advisor, any of the Company's directors or any of their affiliates has an interest without a determination by a majority of the Company's directors (including a majority of the independent directors) not otherwise interested in the transaction that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the asset to the Sponsor, the former Advisor, the director or the affiliated seller or lessor, unless there is substantial justification for the excess amount and such excess is reasonable. In no event may the Company acquire any such asset at an amount in excess of its current appraised value.

The consideration the Company pays for real property will ordinarily be based on the fair market value of the property as determined by a majority of the members of the Board of Directors or the members of a duly authorized committee of the board. In cases in which a majority of the Company's independent directors so determine, and in all cases in which real property is acquired from the Sponsor, the former Advisor, any of the Company's directors or any of their affiliates, the fair market value shall be determined by an independent expert selected by the Company's independent directors not otherwise interested in the transaction.
Loans

The Company will not make any loans to the Sponsor, the former Advisor or the Company's directors or officers or any of their affiliates (other than mortgage loans complying with the limitations set forth in Section V.K.3 of the NASAA REIT Guidelines or loans to wholly owned subsidiaries). In addition, the Company will not borrow from these affiliates unless a majority of the Board of Directors (including a majority of the independent directors) not otherwise interested in the transaction approves the transaction as being fair, competitive and commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties. These restrictions on loans will only apply to advances of cash that are commonly viewed as loans, as determined by the Board of Directors.

Other Transactions Involving Affiliates

A majority of the Company's directors, including a majority of the independent directors not otherwise interested in the transaction, must conclude that all other transactions between the Company and the Sponsor, the former Advisor, any of the Company's directors or any of their affiliates are fair and reasonable to the Company and on terms and conditions not less favorable to the Company than those available from unaffiliated third parties. To the extent that the Company contemplates any transactions with affiliates, members of the Board of Directors who serve on the board of the affiliated entity will be deemed “interested directors” and will not participate in approving or making other substantive decisions with respect to such related party transactions.

Issuance of Options and Warrants to Certain Affiliates

Until the Company's shares of common stock are listed on a national securities exchange, the Company will not issue options or warrants to purchase our common stock to the former Advisor, the Sponsor, any of the Company's directors or any of their affiliates, except on the same terms as such options or warrants, if any, are sold to the general public. We may issue options or warrants to persons other than the former Advisor, the Sponsor, the Company's directors and their affiliates prior to listing the Company's common stock on a national securities exchange, but not at an exercise price less than the fair market value of the underlying securities on the date of grant and not for consideration (which may include services) that in the judgment of the Board of Directors has a market value less than the value of such option or warrant on the date of grant. Any options or warrants we issue to the former Advisor, the Sponsor or any of their affiliates shall not exceed an amount equal to 10% of the outstanding shares of the Company's common stock on the date of grant.

Reports to Stockholders

The Company will prepare an annual report and deliver it to the Company's common stockholders within 120 days after the end of each fiscal year. The Company's directors are required to take reasonable steps to ensure that the annual report complies with the Company's charter provisions as applicable. Among the matters that must be included in the annual report or included in a proxy statement delivered with the annual report are:

•	financial statements prepared in accordance with GAAP that are audited and reported on by independent certified public accountants;

•	the ratio of the costs of raising capital during the year to the capital raised;

•
the aggregate amount of advisory fees and the aggregate amount of other fees paid to the Advisor and any affiliates of the Advisor by the Company or third parties doing business with the Company during the year;

•	the Company's total operating expenses for the year stated as a percentage of the Company's average invested assets and as a percentage of the Company's net income;
•	a report from the independent directors that the Company's policies are in the best interests of the Company's stockholders and the basis for such determination; and
•
a separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us and the Advisor, a director or any affiliate thereof during the year, which disclosure has been examined and commented upon in the report by the independent directors regarding the fairness of such transactions.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Shown below is certain information as of October 27, 2020, with respect to beneficial ownership, as that term is defined in Rule 13d-3 under the Exchange Act, of shares of common stock by the only persons or entities known to us to be a beneficial owner of more than 5% of the outstanding shares of common stock. Unless otherwise noted, the percentage ownership is calculated based on 7,327,696 shares of our common stock outstanding as of October 27, 2020. For purposes of calculating each person's or group's percentage ownership, shares of common stock issuable pursuant to the terms of stock options and Operating Partnership units exercisable within 60 days after October 27, 2020, are included as outstanding and beneficially owned for that person or group, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or group. All unvested time-based and performance-based restricted stock awards are included in each holder's beneficial ownership as holders are entitled to voting rights upon issuance of the restricted stock awards.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Vestin Realty Mortgage II, Inc. 9130 W. Post Rd Suite 130 Las Vegas, NV 89148	Sole voting and investment power of 854,067(1) shares	11.65%
Vestin Realty Mortgage I, Inc. 9130 W Post Rd Suite 130 Las Vegas, NV 89148	Sole voting and investment power of 456,834(1) shares	6.23%

(1)
Beneficial ownership is based on ownership as set forth in the Schedule 13D/A filed by Vestin Realty Mortgage I, Inc., Vestin Realty Mortgage II, Inc. and Michael V. Shustek with the SEC on June 4, 2020.

The following table sets forth the total number and percentage of common stock beneficially owned as of October 27, 2020, by:

•	Each director;
•	Our chief executive officer and the officers of our manager who function as the equivalent of our executive officers; and
•	All executive officers and directors as a group.
Unless otherwise noted, the percentage ownership is calculated based on 7,327,696 shares of our total outstanding common stock and 42,672 shares of our total outstanding preferred stock as of October 27, 2020:

		Common Shares Beneficially Owned		Preferred Shares Beneficially Owned
Beneficial Owner	Address	Number	Percent	Number	Percent
Michael V. Shustek(1)	9130 W. Post Rd Suite 200, Las Vegas, NV 89148	1,324,324	18.06%	--	--
Dan Huberty	9130 W. Post Rd Suite 200, Las Vegas, NV 89148	3,599	<1%	--	--
John E. Dawson	8925 W. Post Rd Suite 210, Las Vegas, NV 89148	2,570	<1%	54(2)	<1%
Robert J. Aalberts	311 Vallarte Dr. Henderson NV 89014	--	--	--	--
Nicholas Nilsen	3074 Soft Horizon Way Las Vegas, NV 89135	2,141	<1%	--	--
Shawn Nelson	Hall of Administration 333 W. Santa Ana Blvd. Santa Ana, CA 92701	--	--	--	--
All directors and officers		1,332,634	18.18%	54	<1%

1.	Please see Footnote 1 to the table of Security Ownership of 5% Beneficial Owners above.
2.
Mr. Dawson received 1,750 warrants with his purchase of 54 shares of preferred stock. The warrants may be exercised after the 90th day following the occurrence of a Listing Event (as defined in the Articles Supplementary classifying and designating our preferred stock), at an exercise price, per share, equal to 110% of the volume weighted average closing price during the 20 trading days ending on the 90th day after the occurrence of such Listing Event; however, in no event shall the exercise price of the warrants be less than$25 per share.

MULTIPLE STOCKHOLDERS SHARING AN ADDRESS

The rules of the SEC permit companies to provide a single proxy statement to households in which more than one stockholder resides. This process is known as householding. Stockholders who share an address and who have been previously notified that their broker, bank or other intermediary will be householding their proxy materials will receive only one copy of our proxy statement unless they have affirmatively objected to the householding notice.

Stockholders sharing an address who received only one set of these materials may request a separate copy which will be sent promptly at no cost by contacting our corporate secretary at (702) 534-5577. For future meetings, a stockholder may request separate annual reports or proxy statements, or may request the householding of such materials, by contacting us as noted above.

STOCKHOLDER PROPOSALS

Under our current bylaws, for a stockholder proposal (including, but not limited to, nominations of candidates for director) to be properly submitted for presentation at the next annual meeting of stockholders, the Company's secretary must have received written notice of the proposal at its principal executive offices no earlier than the 150th day and no later than 5:00 p.m. Pacific Time, on the 120th day prior to the first anniversary of the date of the proxy statement (as such term is defined in our current bylaws) for the preceding year's annual meeting (or, for the 2021 annual meeting of stockholders, between June 20, 2021 and 5:00 p.m., Pacific Time, on July 20, 2021, based on November 17, 2020, the date this year's Proxy Statement is released to stockholders). However, if the date of the 2021 annual meeting of stockholders is more than 30 days before or after December 28, 2021, the proposal must be received no earlier than the 150th day prior to the date of the 2021 annual meeting and no later than 5:00 p.m., Pacific Time, on the later of (i) the 120th day prior to the date of such meeting, as originally convened, or (ii) the tenth day following the day on which public announcement of the date of such meeting is made. Under SEC regulations, any stockholder desiring to make a proposal to be considered for inclusion in the Company's proxy statement for the next annual meeting of stockholders pursuant to Rule 14a-8 promulgated under the Exchange Act must have caused such proposal to be received at Company's principal executive offices no later than July 20, 2021, unless the date of the 2021 annual meeting of stockholders is more than 30 days before or after December 28, 2021, in which case the proposal must be received in a reasonable time before the Company begins to print and send its proxy materials.

AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

We file annual, quarterly and current reports and other information with the SEC. You may read and copy any reports or other information we file with the SEC on the web site maintained by the SEC at http://www.sec.gov. Our SEC filings are also available to the public at the SEC's Public Reference Room located at 100 F Street, N.E., Washington, DC 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 or 1-202- 551-7900 for further information regarding the public reference facilities.

OTHER MATTERS

As of the date of this proxy statement, we know of no business that will be presented for consideration at the Annual Meeting other than the matters referred to above. As to any other business that may properly come before the Annual Meeting or any postponement or adjournment thereof, the persons named as proxy holders on your proxy card will vote the shares of common stock represented by properly submitted proxies in their discretion.

YOUR VOTE IS IMPORTANT. THE PROMPT RETURN OF PROXIES, INCLUDING YOUR PROXIES AUTHORIZED VIA THE INTERNET AND TELEPHONE, WILL SAVE US THE EXPENSE OF FURTHER REQUESTS FOR PROXIES. WE ENCOURAGE YOU TO COMPLETE, SIGN, DATE AND RETURN YOUR PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE, OR AUTHORIZE YOUR PROXY VIA THE INTERNET OR TELEPHONE, BEFORE THE MEETING, SO THAT YOUR SHARES WILL BE REPRESENTED AND VOTED AT THE MEETING.

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